For immediate release Press Contacts IR Contacts Aryn Drawdy Greg Peterson Corporate Communications Director VP, Investor Relations Officer aryn.drawdy@agcocorp.com greg.peterson@agcocorp.com Eric Harris Michael Leyba Strategic Communications Director Senior Director, Investor Relations eric_harris@trimble.com michael_leyba@trimble.com AGCO and Trimble Close Joint Venture, Form PTx Trimble Leading ag tech deal creates an industry-leading, mixed-fleet precision ag platform serving farmers globally DULUTH, GA and Westminster, CO – April 1, 2024 – AGCO Corporation (NYSE: AGCO) and Trimble (Nasdaq: TRMB) today announced the closing of their joint venture (JV) transaction. The JV, known as PTx Trimble, combines Trimble’s precision agriculture business and AGCO’s JCA Technologies to form a new company that will better serve farmers with factory fit and retrofit applications in the mixed-fleet precision agriculture market. AGCO has acquired an 85% stake in PTx Trimble, and Trimble will hold a 15% stake. Going forward, the PTx Trimble JV will be consolidated into AGCO’s financial statements. “Farmers worldwide need technologies that support them to be more productive and profitable while minimizing the environmental impact of their operations,” said Eric Hansotia, AGCO’s Chairman, President and Chief Executive Officer. “PTx Trimble will provide farmers greater access to next-generation precision ag tools, no matter what brands of tractors and implements they operate.” The formation of PTx Trimble enhances AGCO’s comprehensive technology offering around guidance, autonomy, precision spraying, connected farming, data management and sustainability. “Farmers are the real winners here,” said Rob Painter, Trimble's President and Chief Executive Officer. “By combining our expertise and resources through this JV, we aim to accelerate the pace of innovation. With a focus on open technologies, customers will

2 benefit from tech solutions available to farmers across a broad range of tractor and implement brands.” AGCO’s consolidated precision ag revenue is now expected to exceed $2.0 billion by 2028, and the transaction is expected to be accretive to AGCO’s revenue growth, adjusted operating margin profile and adjusted earnings per share in the first full year post-close. AGCO financed the transaction through a combination of $1.1 billion in recently issued senior unsecured notes, a $500 million term loan facility, other borrowings and cash on hand. ### About AGCO AGCO (NYSE: AGCO) is a global leader in the design, manufacture and distribution of agricultural machinery and precision ag technology. AGCO delivers customer value through its differentiated brand portfolio including core brands like Fendt®, GSI®, Massey Ferguson®, Precision Planting® and Valtra®. Powered by Fuse® smart farming solutions, AGCO's full line of equipment and services helps farmers sustainably feed our world. Founded in 1990 and headquartered in Duluth, Georgia, USA, AGCO had net sales of approximately $14.4 billion in 2023. For more information, visit www.AGCOcorp.com. For company news, information, and events, please follow us on X: @AGCOCorp. For financial news on X, please follow the hashtag #AGCOIR. About Trimble Dedicated to the world's tomorrow, Trimble is a technology company delivering solutions that enable our customers to work in new ways to measure, build, grow and move goods for a better quality of life. Core technologies in positioning, modeling, connectivity and data analytics connect the digital and physical worlds to improve productivity, quality, safety, transparency and sustainability. From purpose-built products and enterprise lifecycle solutions to industry cloud services, Trimble is transforming critical industries such as construction, geospatial, agriculture and transportation to power an interconnected world of work. For more information about Trimble (NASDAQ: TRMB), visit: www.trimble.com. FTRMB Cautionary Statements Regarding Forward-Looking Information Forward-looking statements in this release, including statements about the transaction and our strategic plans as well as growth in revenue and accretion of the transaction to growth, adjusted margin and adjusted earnings are subject to risks that could cause actual results to differ materially from those suggested by the statement. These risks include, but are not limited to, adverse developments in the agricultural industry, supply chain disruption, inflation, weather, commodity prices, changes in product demand, interruptions in supply of parts and products, difficulties in integrating PTx Trimble in a manner that produces the expected financial results, reactions by customers and competitors to the transaction, including the rate at which the Trimble precision agriculture business’s largest OEM customer reduces purchases of Trimble precision agriculture equipment and the rate of replacement by the JV of those sales, and adverse changes in the financial and foreign exchange markets, including increases in interest rates. Actual results could differ materially from those suggested in these statements. Further information concerning these and other risks is included in AGCO’s filings with the SEC, including its Form 10-K for the year ended December 31, 2023. AGCO disclaims any obligation to update any forward-looking statements except as required by law.